Exhibit 99.1

Contact:	William B. Boni VP, Investor Relations/Corp. Communications (781) 994-0300 www.ArQule.com

FOR IMMEDIATE RELEASE:

ARQULE ANNOUNCES APPOINTMENT OF NIGEL J. RULEWSKI
AS CHIEF MEDICAL OFFICER

Woburn, MA, August 1, 2006 — ArQule, Inc. (Nasdaq: ARQL) today announced the appointment of Dr. Nigel J. Rulewski as chief medical officer.  Dr. Rulewski was previously senior vice president of BioAccelerate Holding Inc., a pharmaceutical development organization.  He brings to ArQule more than two decades of experience in clinical research, product development, regulatory affairs, commercialization, corporate planning and licensing activities.

“Dr. Rulewski has held leadership roles in developing, registering and managing new products for a number of internationally recognized companies,” said Dr. Stephen A. Hill, president and chief executive officer of ArQule. “His extensive experience and expertise, particularly in the field of oncology, will serve ArQule well as we advance our current clinical development programs along clinical and regulatory pathways and as we evaluate pre-clinical candidates for introduction into clinical testing.”

At BioAccelerate Holding, Dr. Rulewski was responsible for all aspects of licensing and product development in the oncology area.  As vice president, medical affairs and chief medical officer at Astra USA, Dr. Rulewski negotiated the approval of eight New Drug Applications (NDAs) and had responsibility for all issues pertaining to drug development in the U.S., including interactions with the U.S. Food and Drug Administration (FDA).  He previously served as medical director at Serono Laboratories, where he managed three research groups, medical information and drug safety.  He was also associate medical director and medical director, international operations, at Fisons Corporation.

Dr. Rulewski practiced medicine in the United Kingdom following his graduation from St. Bartholomew’s Hospital Medical School, University of London.  He has lived in the United States since 1987 and is a permanent resident in the U.S.

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About ArQule

ArQule, Inc. is a biotechnology company engaged in the research and development of next-generation, small-molecule cancer therapeutics.  The Company’s targeted, broad-spectrum products and research programs are designed to affect key biological processes that are central to cancer. ArQule’s lead clinical-stage products have been generated from two scientific platforms.  The first of these, Activated Checkpoint TherapySM (ACT), is designed to kill cancer cells selectively while sparing normal cells through direct activation of DNA damage response/checkpoint pathways. The Company’s lead ACT program, based on the E2F1 pathway, is partnered with Roche. ArQule’s second cancer platform, Cancer Survival Protein modulation, has generated a clinical-stage product designed to inhibit a molecule known as c-Met, which plays multiple roles in cancer cell growth, survival, invasion, angiogenesis and metastasis.  For more information, please visit www.arqule.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its products and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act. Actual results, including results of ongoing and anticipated clinical trials, may differ materially from those projected in the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, research and development efforts and the general business environment, including without limitation: compounds in clinical trials based on the ACT platform or other, proprietary platforms may not prove to be safe or efficacious; current and future clinical studies may encounter enrollment difficulties and the commencement of anticipated clinical trials may be delayed or the trials may never commence; the results of clinical trials may be disappointing and not lead to commercial products; preclinical efforts associated with the product pipeline may fail or prove disappointing; animal xenograft preclinical studies may be unpredictive of human response; collaborators may terminate their agreements with ArQule because ArQule may fail to satisfy the prescribed terms of the collaboration or for other reasons; and, the risks and uncertainties described in ArQule’s filings with the Securities and Exchange Commission. Drug development involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product.  The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

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